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                                  EXHIBIT 99.1

                                                   Investor Inquiries:
                                                   Thomas R. Miklich
                                                   Chief Financial Officer
                                                   (440) 329-6111

                                                   or

                                                   Robert K. Gudbranson
                                                   Director - Investor Relations
                                                   (440) 329-6001

NEWS RELEASE

     INVACARE CORPORATION (NYSE:IVC) COMMENTS ON CONFERENCE CALL WITH ANALYSTS AND INVESTORS

ELYRIA, Ohio - (October 5, 1999) - Invacare Corporation (NYSE:IVC) announced during a conference call with analysts and investors today that strong European and Australasian sales growth, coupled with aggressive cost containment activities should allow the company to meet analyst earnings expectations for the third quarter despite continued slow domestic sales growth. The consensus EPS estimate for the quarter is $.46 per share. The company also stated that it was comfortable with consensus analyst earnings expectations of $1.64 per share for the year before charges related to the acquisition of Scandinavian Mobility International A/S ("SMI").

Commenting on the SMI acquisition, Invacare indicated it would take one time charges related to the closing and consolidation of certain European facilities in order to realize the synergies available from the consolidation of SMI's operations with Invacare's European operations. The charges to be taken in the fourth quarter, when the consolidation plan will be finalized and approved, are estimated to amount to $10,000,000 to $12,000,000 before tax or $.20 to $.24 per share after tax. Invacare further stated that the cost reductions as well as cross selling and purchasing leverage related to the acquisition should generate EPS accretion of between $.15 and $.20 per share in the year 2000 and an additional $.10 in 2001.

A. Malachi Mixon, III, Invacare's Chairman and Chief Executive Officer, said he was pleased with the company's performance in the current tough market environment as the company continued to increase market share in most product lines and remained solidly profitable despite slow domestic sales growth. He concluded by noting that the SMI acquisition adds a well managed and profitable operation to this year's strong overseas sales and profit performance which Invacare is achieving in Europe and Australasia.

                                     (more)


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Invacare  Corporation   (NYSE:IVC)  is  the  world's  leading  manufacturer  and
distributor of health care products to the non-acute care market. The company markets its products through more than 25,000 providers. The company goes to market in the following channels of distribution: home care, mass retail and institutional, and participates in the following product categories: Home Care, which includes rehab products, respiratory products, manual wheelchairs, home care beds, therapeutic support surfaces and personal care products; Soft Goods and Supplies, which includes ostomy, incontinence, wound care and diabetic supplies; and Institutional, which includes nursing home beds, patient lifts and slings, nursing home furniture and bathing systems. The company's headquarters are in Elyria, Ohio, and the firm has manufacturing plants in the United States, Australia, Canada, Germany, France, Mexico, New Zealand, Portugal, Switzerland, Sweden, Denmark and the United Kingdom.

This press release contains forward-looking statements based on current expectations which are covered under "the safe harbor" provision within the Private Securities Litigation Reform Act of 1995. Actual results and events related to the acquisition of Scandinavian Mobility may differ from those anticipated as a result of risks and uncertainties which include, but are not limited to, the successful completion of this transaction, Invacare's ability to integrate Scandinavian Mobility, and the overall market and industry conditions, as well as the risks described from time to time in Invacare's reports as filed with Securities and Exchange Commission.